Exhibit 16.1

June 12, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Wilshire Bancorp, Inc.’s Form 8-K dated June 12, 2012, and have the following comments:

1.               We agree with the statements made in Item 4.01 (a) in the Form 8-K dated June 12, 2012.

2.               We have no basis on which to agree or disagree with the statements made Item 4.01 (b) in the Form 8-K dated June 12, 2012.

Yours truly,

/s/ Deloitte & Touche LLP